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Exhibit 32

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
               PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Report of Aqua Dyne, Inc. (the "Company") on Form 10-QSB for the for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, John Henderson, Chief Executive Officer and Chief Financial Officer, and John Ritter,

President of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John Henderson                             /s/ John Ritter
-------------------------------------      -------------------------------------
John Henderson                                 John Ritter, President
Chief Executive Officer and
Chief Financial Officer
November 3, 2003                                November 3, 2003